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                                 GANTOS, INC.

                                     AND

                     STATE STREET BANK AND TRUST COMPANY

                  -----------------------------------------

                  SUPPLEMENTAL INDENTURE NO. 2 TO INDENTURE


                          DATED AS OF APRIL 1, 1995

                  -----------------------------------------

                          SERIES A PROMISSORY NOTES

                          SERIES B PROMISSORY NOTES


                          DATED AS OF JUNE 30, 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SUPPLEMENTAL INDENTURE NO. 2


     Supplemental Indenture No. 2 (the "Supplemental Indenture"), dated as of June 30, 1998, between Gantos, Inc., a Michigan corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company and successor to Fleet Bank N.A. (successor to Shawmut Bank Connecticut, National Association, a national banking association) (the "Trustee").

                                    RECITALS

     A. The Company and the Trustee are the parties to the Indenture, dated as of April 1, 1995 between Company and Trustee, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the initial Indenture, the "Indenture").

     B. The Company has entered into an Agreement and Plan of Merger, dated as of May 12, 1998 (the "Merger Agreement"), with HOM Holding, Inc., a Delaware corporation ("Holding"), and Hit or Miss Inc., a Delaware corporation wholly owned by Holding, pursuant to which Holding will merge (the "Merger") with and into the Company with the Company being the surviving corporation, and an aggregate of 7,415,450 of the Company's common shares ("Gantos Common Shares") and warrants ("Warrants") to purchase an aggregate of 1,250,000 Gantos Common Shares will be issued to Holding's stockholders and certain affiliated entities, which will represent approximately 49.5% of the outstanding Gantos Common Shares immediately after the Merger (and approximately 53.3% of the outstanding Gantos Common Shares, assuming full exercise of the Warrants).

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises, it is mutually agreed and consented, for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used in this Supplemental Indenture No. 2 and not defined in this Supplemental Indenture No. 2 have the meanings given them in the Indenture.

     2. ELIMINATION OF COVENANTS. Effective on the Effective Date (as defined in Section 21 hereof), Sections 6.12(a), (c), (d) and (f) and Section
6.16 of the Indenture are eliminated from, and shall not apply to, the Indenture or the Notes.

     3. ELIMINATION OF DEFINITIONS. Effective on the Effective Date, the definitions of the following terms are eliminated from Section 1.01 of the Indenture and shall not apply to the Indenture or the Notes:

          "Adjusted Interest Expense";
          "Alternative Payment";

          "Availability";
          "Capital Expenditures";
          "Capitalized Lease Obligation";
          "Cases";
          "Disclosure Statement";
          "EBITDA";
          "Fiscal Period";
          "Interest Coverage Ratio";
          "Interest Expense"; and
          "Trigger Date".

     4. AMENDMENT TO DEFINITION OF FREE CASH FLOW. Effective on the Effective Date, the definition of "Free Cash Flow" in Section 1.01 of the Indenture is amended and restated to read as follows:

          "The term "Free Cash Flow" means, for any year (i) Net Income, PLUS (ii) the sum of amortization expense and depreciation expense, MINUS (iii) actual principal payments (including sinking fund payments) and voluntary principal payments, but not Excess Cash Flow payments, made with respect to indebtedness for borrowed money (which does not include the Revolving Credit Agreement or Replacement Credit Agreement), PLUS OR MINUS (iv) extraordinary cash items (provided that such items are not taken into account in determining Net Income)."

     5. AMENDMENT TO DEFINITION OF SENIOR DEBT OBLIGATIONS. Effective on the Effective Date, the definition of "Senior Debt Obligations" in Section
1.01 of the Indenture is amended as follows:

          (a) The phrase "up to $40,000,000" in clause (ii) of the definition is amended to read "up to $60,000,000;"

          (b) The phrase "not exceeding $500,000" in clauses (iii)(b), (iii)(d) and (iii)(f)(8) of the definition is amended to read "not exceeding $1,000,000;" and

          (c)  The phrase "(A) which do not exceed $350,000 in the aggregate or
     (B) securing the repayment of up to $500,000 aggregate outstanding principal amount of landlord constructions loans" in clause (iii)(f)(9) of the definition is amended to read "(A) which do not exceed $750,000 in the aggregate or (B) securing the repayment of up to $1,000,000 aggregate outstanding principal amount of landlord constructions loans."

     6. ELIMINATION OF ELECTION TO APPLY REVISIONS TO REVOLVING CREDIT AGREEMENT COVENANTS. Effective on the Effective Date, Section 5 of Supplemental Indenture No. 1 is eliminated from, and shall not apply to, the Indenture or the Notes.

     7. AMENDMENT TO REDEMPTION PROVISIONS. Effective on the Effective Date, Section 3.01(c) of the Indenture is amended and restated to read as follows:

          "(c) The Notes shall be subject to special mandatory redemption at the Redemption Price on the next succeeding Interest Payment Date after which notice can be given following payment of an Excess Cash Flow payment (made pursuant to Section 6.12(e) hereof) in an amount for each Series of Notes equal to its Pro-Rata share of the Excess Cash Flow payment. The amount of any redemptions made pursuant to this subsection 3.01(c) shall decrease the aggregate amount of sinking fund redemptions in the reverse order of the dates upon which such sinking fund payments are to be made."

     8. ELIMINATION OF SPECIAL MANDATORY REDEMPTION RIGHTS FOR SALES OF EQUITY SECURITIES. Effective on the Effective Date, Section 3.01(f) of the Indenture is deleted from the Indenture and shall no longer apply to the Indenture or the Notes.

     9. WAIVER OF RIGHT TO TENDER NOTES. Any rights that the Holders may have to tender the Notes for purchase by the Company pursuant to Section 3.06 of the Indenture are hereby waived to the extent that any such rights would be triggered by the Merger or the following transactions contemplated thereby: (i) the issuance of the Gantos Common Shares and Warrants in the Merger, (ii) the exercise of the Warrants, (iii) the purchase and sale of the Gantos Common Shares underlying the Warrants and (iv) the resale of Gantos Common Shares and Warrants to employees of Holding or Hit or Miss Inc. as described in the Company's registration statement.

     10. AMENDMENT TO MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS PROVISIONS. Effective on the Effective Date, Section 6.05, line 6 of the Indenture is amended by the insertion of the parenthetical, "(I.E., the sale of women's clothing)", following the phrase "maintain and operate the same general businesses which it is presently conducting" and before the semi-colon.

     11. WAIVER OF NET WORTH COVENANT. The Company shall not be in default of or be deemed to have breached the covenant regarding net worth of the Company and its Subsidiaries set forth in Section 6.12(b) of the Indenture as a result of the consummation of the Merger and the transactions contemplated thereby. Further, effective on the Effective Date, Section 6.12(b) of the Indenture is amended to read as follows:

          "(b) MINIMUM NET WORTH. Not permit the Net Worth of the Company and its Subsidiaries, on a Consolidated basis, at the end of any fiscal quarter of the Company specified below to be less than the respective amounts set forth below:

          Period                                          Minimum
          ------                                        -----------
          Second Fiscal Quarter - 1998
            Through Third Fiscal Quarter - 2000"        $ 7,500,000
          Fourth Fiscal Quarter - 2000 and
            Thereafter                                  $10,000,000;

     provided, however, that if the Company is required under applicable purchase accounting rules to revise its financial statements in a material manner from and after the Effective Date, the Company and the Trustee shall endeavor in good faith to amend this Section 6.12(b) to revise the Net Worth numbers set forth above."

     12. AMENDMENT TO COVENANTS REGARDING THE POLICY SECTION. Effective on the Effective Date, the first two lines of Section 6.13 of the Indenture beginning "The Company will," and ending "of the Company," are amended to read as follows:

          "The Company will, for so long as L. Douglas Gantos ("Mr. Gantos") remains an officer, director or consultant of the Company,"

     13. WAIVER OF RESTRICTION REGARDING FUTURE DEBT OBLIGATIONS. The Company shall not be in default of or be deemed to have breached the restrictions on future debt obligations of the Company set forth in Section 6.14(a) of the Indenture as a result of the consummation of the Merger and the transactions expressly contemplated thereby. Further, effective on the Effective Date, Sections 6.14(b) and (c) are deleted from the Indenture and shall no longer apply to the Indenture or the Notes. Moreover, effective on the Effective Date, Section 6.14(a) of the Indenture is amended to read as follows:

          "(a) Notwithstanding anything herein to the contrary, the Company and its Subsidiaries may issue Senior Debt Obligations only if the Company has fulfilled the obligations of Section 3.06 regarding purchases of the Notes. Notwithstanding the preceding sentence or anything herein to the contrary, and without compliance with Section 3.06, the Company and its Subsidiaries may (i) issue debt that is secured by any assets of the Company, provided that the Company's and its Subsidiaries' aggregate secured debt, including pursuant to the Revolving Credit Agreement, any Replacement Credit Agreement and any other secured debt, shall not exceed $60,000,000 in principal amount or (ii) issue Senior Debt Obligations, provided that the aggregate amount of the Company's and its Subsidiaries' secured debt and Senior Debt Obligations may not exceed $60,000,000 in principal amount."

     14. WAIVER OF RESTRICTION REGARDING MULTIEMPLOYER PLANS. The Company shall not be in default of or be deemed to have breached the restrictions on adopting, maintaining or contributing to a Pension Plan or Multiemployer Plan of the Company set forth in Section 6.15(f) of the Indenture as a result of the consummation of the Merger and the transactions contemplated thereby, including without limitation the assumption of and future performance under Hit or Miss' current multiemployer plan.

     15.  AMENDMENT TO ADDITIONAL COVENANTS.

          (a) Effective on the Effective Date, Section 6.15(c), line 7 of the Indenture is amended by the insertion of the phrase "or any substantially similar provision of a Replacement Credit Agreement" following the phrase "Section 7.06 of the Revolving Credit Agreement" and before the semi-colon. Further, effective on the Effective Date, Sections 6.15(d) and 6.15(e)(i) of the Indenture are deleted in their entireties.

          (b) Effective as of the Effective Date, Section 6.15(e)(ii), line 1 of the Indenture, is amended by the insertion of the phrase "or acquire" following the phrase "The Company may form."

          (c) Effective on the Effective Date, Section 6.15(g) of the Indenture is amended and restated to read as follows:

               "The Company shall not alter the nature of its business (I.E., the sale of women's clothing) as operated on the date of this Indenture in any material respect."

          (d) Effective on the Effective Date, Section 6.15(h) of the Indenture is amended by the insertion of the phrase "Subject to Article XI," at the beginning of the section and the insertion of the phrase "or any substantially similar provision of a Replacement Credit Agreement" at the end of the section prior to the period.

     16.  AMENDMENTS TO EVENTS OF DEFAULT SECTION.

          (a) Effective on the Effective Date, Section 8.01(a)(ii), line 1 of the Indenture is amended by the deletion of the words "or 3.06".

          (b) Effective on the Effective Date, Section 8.01(a)(vii), line 4 of the Indenture is amended by the deletion of the word "or" after the semicolon.

          (c) Effective on the Effective Date, Section 8.01(a)(viii), line 6 of the Indenture is amended by the deletion of the period and the addition of a semicolon after the word "days".

          (d) Effective on the Effective Date, new Sections 8.01(a)(ix) and 8.01(a)(x) shall be added to read as follows:

               "(ix)     an Event of Default as such term is defined
          under the Senior Subordinated Note due October 1, 2004 (the "TJX Note") issued by Hit or Miss Inc. to The TJX Companies, Inc. shall occur under such TJX Note; or

               (x) any holder of any portion of the TJX Note shall elect to have all or any portion of such holder's portion of the TJX Note redeemed pursuant to the terms of Section 3.7 of the TJX Note."

     17. AMENDMENT TO UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST SECTION. Effective on the Effective Date, Section 8.09, lines 6-8 of the Indenture is amended by the deletion of the words "or in the case of a tender in accordance with Section 3.06 of this Indenture, on such Purchase Date" from the parenthetical.

     18. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this Supplemental Indenture) as of the date hereof that:

          (a) All representations and warranties contained in the Indenture are true and correct in all material respects as of the date of this Supplemental Indenture with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

          (b) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Supplemental Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance of this Supplemental Indenture.

          (c) This Supplemental Indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

          (d) No registration or filing with, consent or approval of, or other action by, any Federal, State or other governmental agency, authority or regulatory body is or will be required on behalf of the Company in connection with the execution, delivery, performance, validity or enforcement of this Supplemental Indenture, other than any such registration or filing which has been made or any such consent, approval or other action which has been obtained and remains in full force and effect and other than the filing of Form 10-Q or a Form 10-K with the Securities and Exchange Commission.

          (e) The execution, delivery and performance of this Supplemental Indenture by the Company will not violate any provision of the certificate or articles of incorporation or bylaws of the Company (before or immediately after the Effective Date) or any of its subsidiaries or any law, statute, rule or regulation, or any order or decree of any court or governmental instrumentality applicable to the Company or any of its subsidiaries, or, after the Effective Date, violate, result in the breach of or constitute a default under any indenture, agreement or other instrument to which the Company or any of its subsidiaries or any of their respective properties or assets are or may be bound.

          (f) After giving effect to this Supplemental Indenture after the Effective Date, the Company is in compliance with all of the various covenants and agreements applicable to it set forth in the Indenture.

          (g) After giving effect to this Supplemental Indenture after the Effective Date, no event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Indenture.

          (h) The Company has no defense to or setoff, counterclaim or claim against payment of the Notes or enforcement of the Indenture or the Notes based upon a fact or circumstance existing or occurring on or prior to the date of this Supplemental Indenture.

     19. CONDITIONS PRECEDENT. Notwithstanding any term or provision of this Supplemental Indenture to the contrary, no amendment set forth in this Supplemental Indenture shall become effective until the Trustee shall have determined that each of the following conditions precedent shall have been satisfied, such determination to be conclusively evidenced by the Trustee's execution and delivery of this Supplemental Indenture:

          (a) The Company shall have delivered to the Trustee a copy of the resolution of the Company, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, that this Supplemental Indenture has been authorized by the Company. The Company shall have also delivered to the Trustee a certification of an officer of the Company that all of the conditions precedent to the effectiveness of this Indenture Supplement shall have been met as of the date of such certificate and that the representations and warranties set forth in Section 18 of this Supplemental Indenture are true as of the Effective Date.

          (b) The Trustee shall have received an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture.

          (c) Counterparts of the separate letter agreements, dated the date of this Supplemental Indenture, between the Company and holders representing 85% or more of the Outstanding Notes, pursuant to which each such holder has consented to the amendments contained in this Supplemental Indenture, shall have been duly executed and delivered on behalf of the Company and each such holder, and such agreements shall be in full force and effect.

          (d) The Trustee or its counsel shall have been provided true and accurate copies of the Merger Agreement and such other documents relating to the Merger, the Company or Holding as either of them may reasonably request from the Company.

          (e) Counterparts of this Supplemental Indenture shall have been duly executed and delivered on behalf of the Company and the Trustee.

          (f) Counterparts of (i) the Subordination Agreement, dated as of the Effective Date, made by The TJX Companies, Inc. in favor of the Trustee for the benefit of each holder of the Notes and (ii) the Guaranty Agreement, dated as of the Effective Date, made by Hit or Miss Inc. in favor of the Trustee for the benefit of each holder of the Notes shall have been duly executed and delivered on behalf of the Trustee.

          (g) The Company shall have obtained the consent of Fleet Bank, N.A. under the Revolving Credit Agreement to this Supplemental Indenture.

     20. CONDITION SUBSEQUENT. In the event that the Merger shall not be consummated as contemplated by the Merger Agreement, as such Merger Agreement may be amended from time to time after the date of this Supplemental Indenture, by September 30, 1998, no amendment set forth in this Supplemental Indenture shall be effective and the terms of the Indenture shall be enforced without giving effect to the terms of this Supplemental Indenture.

     21. EFFECTIVE DATE. Subject to Section 20, the Effective Date shall be the date this Supplemental Indenture is executed and delivered by the parties to this Supplemental Indenture.

     22. ADDITIONAL EVENT OF DEFAULT. It shall constitute an Event of Default under the Indenture if any of the representations and warranties of the Company under this Supplemental Indenture shall prove to have been incorrect in any material respect when made.

     23. NO OTHER CHANGE. Except as modified by this Supplemental Indenture, the Indenture shall continue in full force according to its terms and is hereby ratified.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                       GANTOS, INC.


                                       By:  /s/ Arlene H. Stern
                                          ----------------------------------
                                            Its:  President and CEO
                                           ---------------------------------

Attest:

 /s/ Joseph Giudice
-----------------------------------
Name:  Joseph Giudice
     ------------------------------
Title: Senior V.P. Operations
      -----------------------------


                                       STATE STREET BANK AND TRUST COMPANY


                                       By:  Susan T. Keller
                                          ----------------------------------
                                            Its:  Vice President
                                           ---------------------------------

STATE OF                 )
                         )  ss.:
COUNTY OF           )

          Before me, a Notary Public, in and for said State and County, duly commissioned and qualified, personally appeared __________________________, with whom I am personally acquainted and who, upon oath, acknowledged him/herself to be the ____________________ of ___________________________,
and that as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

          IN WITNESS WHEREOF, I have hereunto set my hand on this ________ day of _________________, 199 .


                                       -----------------------------
                                       Notary Public

My Commission Expires:



STATE OF CONNECTICUT)
                    )  ss.:
COUNTY OF HARTFORD  )

          Before me, a Notary Public, in and for said State and County, duly commissioned and qualified, personally appeared Susan T. Keller, with whom I am personally acquainted and who, upon oath, acknowledged him/herself to be the Vice President of State Street Bank and Trust Co., and that such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

          IN WITNESS WHEREOF, I have hereunto set my hand on this __________ day of ___________________, 199 .

                                        /s/ Dawn P. Heintz
                                       ----------------------------
                                       Notary Public

My Commission Expires:   Dawn P. Heintz
                         Notary Public                           [SEAL]
                         My commission expires May 31, 2002

                           ELLIOTT ASSOCIATES, L.P.
                               712 FIFTH AVENUE
                          NEW YORK, NEW YORK  10019


As of June 30, 1998

Gantos, Inc.
1266 East Main Street, 5th Floor
Stamford, Connecticut  06902

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103

Ladies and Gentlemen:

     This letter hereby confirms the consent of the undersigned, in accordance with Section 10.02 of the Indenture, dated as of April 1, 1995 between Company and Trustee, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the Indenture, the "Indenture"), to the terms of Supplemental Indenture No. 2, dated as of the date hereof ("Supplemental Indenture No. 2").

     In addition, this letter hereby confirms the consent of the undersigned that payment of the Pro-Rata share of the principal amount of the Notes (as defined in the Indenture) due to be paid on the July 1, 1998 sinking fund redemption date ($774,725.87), as set forth in Section 3.01(b) of the Indenture, may be postponed until such time as the Merger (as defined in Supplemental Indenture No. 2) has been consummated; PROVIDED, HOWEVER, that in no event shall the payment of such amount be postponed beyond September 25, 1998. Interest shall accrue on the principal amount of the Notes postponed hereby at the rate of 12.75% per annum until payment is made.

     Within five (5) days after the date of this letter, the Company shall issue to the undersigned warrants (substantially in the form annexed hereto) exercisable until June 30, 2003 to purchase the undersigned's pro rata portion (based on the principal amount of the Notes which sign letters consenting to the postponement of the July 1, 1998 payment of principal under the Notes) of 150,000 Gantos Common Shares at an exercise price of $1.625 per share as consideration for postponing the July 1, 1998 payment of principal under the Notes. The payment of such consideration shall not change the amount of principal and interest due with respect to the outstanding Notes. The Company shall use its reasonable good faith efforts to register the Gantos Common Shares underlying the warrants on the Company's currently filed registration statement on Form S-4. If the Company is unable to register the Gantos Common Shares thereon, the Company shall register the Gantos Common Shares underlying the warrants within sixty (60) days after the consummation of the Merger. The Company shall use its best efforts to keep the registration statement registering such Gantos Common Shares (the "Registration Statement") continuously effective until the earlier of (x) the date when all shares covered by the Registration Statement have been sold or (y) the date the warrants cease to be exercisable. The Company shall use its best efforts to list the Gantos Common Shares underlying the warrants on any national securities exchange or Nasdaq market, if any, on which the Gantos Common Shares are then listed or quoted. The Company shall use its best efforts to register or qualify, no later than the effective date of the Registration Statement under the Securities Act of 1933, all shares covered by the Registration Statement under the blue sky laws of such jurisdictions as any holder of the warrants shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition of the shares owned by such holder in such jurisdictions, provided that the Company will not be required to register or qualify any shares in any jurisdiction where such registration or qualification would (i) require it to qualify generally to do business in such jurisdiction, (ii) subject it to taxation in such jurisdiction, (iii) require it to consent to service of process in any such jurisdiction, provided it has not already so consented, or (iv) require it to amend the terms of the warrants or of any other class of the Company's securities.

     The Company hereby agrees that it shall not voluntarily prepay all or part of the principal amount due under the TJX Note prior to the payment in full of the Notes.

     In addition, as additional consideration for postponing the July 1, 1998 payment of principal under the Notes, the Company shall pay the legal fees and expenses of Kleinberg, Kaplan, Wolff & Cohen, P.C. on behalf of the undersigned incurred in connection with (i) the negotiation of Supplemental Indenture No. 2 and this letter, (ii) any waivers or agreements with the Company related thereto and (iii) any related due diligence, including without limitation the review of the Company's Registration Statement on Form S-4, the Subordination Agreement, the Guaranty Agreement and the form of warrant.

     The undersigned shall be provided true and accurate copies of the Merger Agreement and such other documents relating to the Merger, the Company or Holding as the undersigned may reasonably request from the Company.

     If this letter is acceptable, please so indicate by countersigning this letter in the places indicated.

                         ELLIOTT ASSOCIATES, L.P.

                         By:  Braxton Associates, L.P., as general partner

                            By:  Braxton Associates, Inc., as general partner

                                       By:
                                          -------------------------------------
                                          An Authorized Signator

Accepted:

GANTOS, INC.


By:
   --------------------------------
     Its:
         --------------------------

Accepted:

STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------
     Its:
         --------------------------

                                     [LETTERHEAD]


June 30, 1998

Gantos, Inc.
1266 East Main Street, 5th Floor
Stamford, Connecticut  06902

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103


Ladies and Gentlemen:

     This letter hereby confirms the consent of the undersigned, in accordance with Section 10.02 of the Indenture, dated as of April 1, 1995 between Company and Trustee, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the Indenture, the "Indenture"), to the terms of Supplemental Indenture No. 2, dated as of the date hereof ("Supplemental Indenture No. 2").

     In addition, this letter hereby confirms the consent of the undersigned that payment of the Pro-Rata share of the principal amount of the Notes due to be paid on the July 1, 1998 sinking fund redemption date ($774,725.87), as set forth in Section 3.01(b) of the Indenture, may be postponed until such time as the Merger (as defined in Supplemental Indenture No. 2) has been consummated; PROVIDED, HOWEVER, that in no event shall the payment of such amount be postponed beyond September 25, 1998. Interest shall accrue on the principal amount of the Notes postponed hereby at the rate of 12.75% per annum until payment is made.

     Within five (5) days after the date of this letter, the Company shall issue to the undersigned warrants exercisable until June 30, 2003 to purchase the undersigned's pro rata portion (based on the principal amount of the Notes which sign letters consenting to the postponement of the July 1, 1998 payment of principal under the Notes) of 150,000 Gantos Common Shares at an exercise price of $1.625 per share as consideration for postponing the July 1, 1998 payment of principal under the Notes. The payment of such consideration shall not change the amount of principal and interest due with respect to the outstanding Notes. The Company shall use its reasonable good faith efforts to register the Gantos Common Shares underlying the warrants on the Company's currently filed registration statement on Form S-4. If the Company is unable to register the Gantos Common Shares thereon, the Company shall use its reasonable good faith efforts to register the Gantos Common Shares underlying the warrants within sixty (60) days after the consummation of the Merger.


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

     If this letter is acceptable, please so indicate by countersigning this letter in the places indicated.

                                  [NAME OF HOLDER]


                                   By: ____________________________

                                        Its: __________________________


Accepted:

GANTOS, INC.


By: ______________________________

     Its: ___________________________

Accepted:

STATE STREET BANK AND TRUST COMPANY


By: ______________________________

     Its: ___________________________


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